Exhibit 99.1

[DFT LOGO]	Second Quarter 2009
Earnings Release
and Supplemental Information

[PHOTOGRAPHS OF EXTERIOR AND INTERIOR OF ACC2 DATA CENTER FACILITY LOCATED IN ASHBURN, VIRGINIA]

ACC2
ASHBURN, VA

DuPont Fabros Technology, Inc.	(202) 728-0044
1212 New York Avenue, NW	www.dft.com
Suite 900
Washington, D.C. 20005	NYSE: DFT

Second Quarter 2009 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary	12

Selected Financial Covenants and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2009 Guidance	15

[DFT LOGO]	DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding its business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

[DFT LOGO]
DuPont Fabros Technology, Inc.
1212 New York Avenue, NW
Suite 900
Washington, D.C. 20005
www.dft.com

NEWS

AT FINANCIAL RELATIONS BOARD:
Victoria Baker
Investor/Media Inquiries
703-796-1798
vbaker@mww.com

DUPONT FABROS TECHNOLOGY, INC. REPORTS

SECOND QUARTER 2009 RESULTS

Revenues up 16%

WASHINGTON, DC, August 4, 2009 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the three and six months ended June 30, 2009. All per share results are reported on a fully diluted basis.

Highlights

•

Executed two leases totaling 12.46 megawatts at facilities in Ashburn, Virginia and Elk Grove Village, Illinois subsequent to the end of the second quarter, representing approximately $275 million of total contract value over the respective lease terms. CH1 Phase I is now 48% leased, and ACC5 Phase II is now 38% leased.

•	Funds From Operations (“FFO”) of $0.28 per share for second quarter of 2009, which was in the upper half of guidance range.

•	Raised the lower end of 2009 FFO per share guidance range by $0.09 per share to $1.05 to $1.12 per share.

•	Raised the lower end of 2009 required dividend payout per share guidance by $0.03 per share to $0.20 to $0.26 per share.

Hossein Fateh, President and Chief Executive Officer of the Company, said, “During the second quarter, we continued to focus on leasing, operations and completing our ACC5 Phase I development. As of today, we have executed two new leases and completed the development of ACC5 Phase I, which adds 18% of critical load to our operating portfolio. The leases executed to date support our expected unleveraged returns on investment of 12% at Phase I of CH1 and 15% at ACC5. We achieved a solid quarter of earnings and tightened our full-year guidance toward the high end of our original plan. While the overall economy and debt markets remain challenging, we believe we are well positioned to execute on our growth-oriented business plan for the remainder of this year and into 2010.”

Second Quarter 2009 Results

For the quarter ended June 30, 2009, the Company reported earnings per share of $0.08 compared to $0.17 for the second quarter of 2008. Revenues increased 16%, or $6.8 million, to $48.9 million for the second quarter of 2009 over the second quarter of 2008. The overall decrease in earnings per share is primarily due to higher interest expense, which is attributable to higher debt balances and lower capitalized interest, and increased depreciation and amortization, offset by $0.01 per share increase in operating revenue in the current quarter.

FFO per share for the quarter ended June 30, 2009 was $0.28 compared to $0.35 for the quarter ending June 30, 2008. The $0.07 per share decrease is primarily due to higher interest expense, as referenced.

Six months ended June 30, 2009

For the six months ended June 30, 2009, the Company reported earnings per share of $0.13 compared to $0.32 for the six months ended June 30, 2008. Revenues increased 15%, or $12.5 million, to $95.7 million for the six months ended June 30, 2009 over the six months ended June 30, 2008. The overall decrease in earnings per share is primarily attributable to higher interest expense, which is due to higher debt balances and lower capitalized interest, and increased depreciation and amortization in the current period.

FFO per share for the six months ended June 30, 2009 was $0.54 compared to $0.69 for the corresponding period in 2008. The $0.15 per share decrease is primarily due to higher interest expense, as referenced.

Portfolio Update/Status

Subsequent to the end of the second quarter of 2009, the Company executed two new leases totaling 12.46 megawatts of critical load and 69,700 raised square feet with an average lease term of 10.6 years. This represents approximately $275 million of contract value to the Company.

•	One lease was signed at CH1 Phase I in Elk Grove Village, Illinois representing 5.63 megawatts of critical load and 36,700 raised square feet.

•

One pre-lease was signed at ACC5 Phase II in Ashburn, Virginia comprising 6.83 megawatts of critical load and 33,000 raised square feet with a January 1, 2011 move-in date. An option of moving the lease to Phase I is available if the Company does not build ACC5 Phase II. Under such circumstances, Phase I would be 95% leased.

As of the date of this press release, the Company’s stabilized operating portfolio’s critical load is 100% leased. CH1 Phase I, currently in lease-up, is 48% leased, ACC5 Phase I is 57% leased and ACC5 Phase II is 38% pre-leased.

Liquidity

The Company has no debt maturities until the third quarter of 2011 assuming the election of the extension options on the Company’s line of credit and the loans secured by ACC5 and SC1. As of today, the Company has approximately $15 million of unrestricted cash and $20 million available on its revolving credit facility, as well as $10 million of restricted cash available for funding of Phase I of ACC5 construction costs.

Development Update

The Company has obtained the certificate of occupancy and commissioning report for ACC5 Phase I. The building was designed and constructed to obtain LEED gold certification.

The Company’s developments in New Jersey and Santa Clara remain temporarily suspended as the Company continues to work to obtain pre-leasing and financing in order to restart both developments. As of June 30, 2009, construction costs payable includes total committed costs of approximately $13 million on NJ1 and SC1, which the Company expects will be paid by the end of the calendar year. The Company is actively pursuing additional funds for development. The commencement of development of Phase II of ACC5 is subject to obtaining adequate funding and approval of the Board of Directors.

Dividend

In order to preserve liquidity, the Company did not declare a dividend for the first or second quarter of 2009 and will not declare a third quarter dividend. The Company continues to evaluate when to pay the 2009 dividend. The Company is increasing its 2009 REIT distribution requirement estimate by $0.03 per share to $0.20 to $0.26 per share.

2009 Guidance

The Company has established an FFO guidance range of $0.27 to $0.30 per share for the third quarter of 2009 and is reaffirming and tightening its annual FFO guidance range by $0.09 per share from $0.96 to $1.12 per share to $1.05 to $1.12 per share. The assumptions underlying this guidance are outlined on page 15 of this press release.

Second Quarter 2009 Conference Call and Web Cast Information

The Company will host a conference call to discuss these results tomorrow, Wednesday, August 5, 2009 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the Company’s website at www.dft.com or dial 1-888-819-8015 (domestic) or 1-913-312-1440 (international). A replay will be available for seven days by dialing 1-888-203-1112 (domestic) or 1-719-457-0820 (international) using conference ID 1686429. The webcast will be archived on the Company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Third Quarter 2009 Conference Call

DuPont Fabros Technology, Inc. expects to announce third quarter 2009 results on Tuesday, November 3rd, 2009 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, November 4th, 2009.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements describe expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the risk that the Company may be unable to obtain financing on favorable terms or pre-leasing on its development properties sufficient to enable it to resume construction, the risk that the Company is unable to satisfy the conditions required to exercise the extension options for its line of credit and loans, the risks commonly associated with construction and development of new facilities, risks relating to compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of space to third-party tenants, including the ability of the Company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the Company may be unable to acquire additional properties on favorable terms or at all, and the risk that the Company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the Company files with the Securities and Exchange Commission, as well as its annual report on Form 10-K for the year ended December 31, 2008, contain detailed descriptions of these and many other risks to which the Company is subject. These reports are available on our website at www.dft.com. Because of those risks, the Company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues:
Base rent	$27,757	$25,910	$54,402	$51,741
Recoveries from tenants	16,364	13,475	33,106	25,936
Other revenue	4,746	2,683	8,178	5,539

Total revenues	48,867	42,068	95,686	83,216

Expenses:
Property operating costs	14,794	11,240	29,994	21,757
Real estate taxes and insurance	1,150	995	2,400	1,880
Depreciation and amortization	13,653	12,064	27,311	24,078
General and administrative	3,395	2,858	6,562	5,306
Other expenses	3,733	2,214	6,627	4,539

Total expenses	36,725	29,371	72,894	57,560

Operating income	12,142	12,697	22,792	25,656
Interest income	126	34	284	81
Interest:
Expense incurred	(5,606)	(1,351)	(11,013)	(3,463)
Amortization of deferred financing costs	(1,122)	(217)	(3,266)	(591)

Net income	5,540	11,163	8,797	21,683
Net income attributable to redeemable noncontrolling interests – operating partnership	(2,245)	(5,249)	(3,616)	(10,203)

Net income attributable to controlling interests	$3,295	$5,914	$5,181	$11,480

Earnings per share – basic:
Net income attributable to controlling interests per common share	$0.08	$0.17	$0.13	$0.32

Weighted average common shares outstanding	40,035,504	35,418,119	38,576,680	35,417,923

Earnings per share – diluted:
Net income attributable to controlling interests per common share	$0.08	$0.17	$0.13	$0.32

Weighted average common shares outstanding	40,617,869	35,439,836	38,867,863	35,425,373

Dividends declared per common share	$—	$0.1875	$—	$0.3750

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net income	$5,540	$11,163	$8,797	$21,683
Depreciation and amortization	13,653	12,064	27,311	24,078
Less: Non real estate depreciation and amortization	(123)	(54)	(231)	(134)

FFO	$19,070	$23,173	$35,877	$45,627
Straight-line revenue	(3,820)	(7,513)	(7,345)	(15,408)
Amortization of lease contracts above and below market value	(1,745)	(1,743)	(3,489)	(3,487)
Loss on early extinguishment of debt	—	—	1,047	—
Compensation paid with Company common shares	507	355	819	704

AFFO	$14,012	$14,272	$26,909	$27,436

FFO per share - diluted	$0.28	$0.35	$0.54	$0.69

AFFO per share - diluted	$0.21	$0.21	$0.40	$0.41

Weighted average common shares and OP units outstanding - diluted	67,221,416	66,602,107	66,916,258	66,587,644

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

We also present FFO with a supplemental adjustment which we call Adjusted FFO (“AFFO”). AFFO is FFO excluding straight-line revenue, non-cash stock based compensation, unrealized gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. Our management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Income producing property:
Land	$40,778	$39,617
Buildings and improvements	1,283,193	1,277,230

	1,323,971	1,316,847
Less: accumulated depreciation	(88,519)	(63,669)

Net income producing property	1,235,452	1,253,178
Construction in progress and land held for development	466,265	447,881

Net real estate	1,701,717	1,701,059
Cash and cash equivalents	19,898	53,512
Restricted cash	19,422	134
Rents and other receivables	1,613	1,078
Deferred rent	46,397	39,052
Lease contracts above market value, net	17,781	19,213
Deferred costs, net	42,811	42,917
Prepaid expenses and other assets	5,985	7,798

Total assets	$1,855,624	$1,864,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$227,364	$233,424
Mortgage notes payable	479,500	433,395
Accounts payable and accrued liabilities	16,196	13,257
Construction costs payable	24,768	82,241
Lease contracts below market value, net	33,513	38,434
Prepaid rents and other liabilities	24,281	27,075

Total liabilities	805,622	827,826
Redeemable noncontrolling interests – operating partnership	403,096	484,768
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, par value $.001, 50,000,000 shares authorized, no shares issued or outstanding at June 30, 2009 and December 31, 2008	—	—
Common stock, par value $.001, 250,000,000 shares authorized, 41,476,690 shares issued and outstanding at June 30, 2009 and 35,495,257 shares issued and outstanding at December 31, 2008	41	35
Additional paid in capital	730,892	641,819
Accumulated deficit	(75,043)	(80,224)
Accumulated other comprehensive loss	(8,984)	(9,461)

Total stockholders’ equity	646,906	552,169

Total liabilities and stockholders’ equity	$1,855,624	$1,864,763

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Six months ended June 30,
	2009	2008
Cash flow from operating activities
Net income	$8,797	$21,683
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	27,311	24,078
Straight line rent	(7,345)	(15,408)
Amortization of deferred financing costs	3,266	593
Amortization of lease contracts above and below market value	(3,489)	(3,487)
Compensation paid with Company common shares	819	704
Changes in operating assets and liabilities
Restricted cash	(288)	—
Rents and other receivables	(535)	(3,295)
Deferred costs	(2,189)	(171)
Prepaid expenses and other assets	1,501	(235)
Accounts payable and accrued liabilities	2,939	2,227
Prepaid rents and other liabilities	385	(546)

Net cash provided by operating activities	31,172	26,143

Cash flow from investing activities
Investments in real estate – development	(76,661)	(79,755)
Interest capitalized for real estate under development	(3,514)	(6,847)
Improvements to real estate	(1,204)	(2,453)
Additions to non-real estate property	(283)	(407)

Net cash used in investing activities	(81,662)	(89,462)

Cash flow from financing activities
Line of credit:
Proceeds	—	62,000
Repayments	(6,060)	—
Mortgage notes payable:
Proceeds	181,726	22,957
Lump sum payoffs	(135,121)	—
Repayments	(500)
Escrowed proceeds	(19,000)	—
Offering costs	—	(87)
Payments of financing costs	(4,169)	(36)
Dividends and distributions:
Common shares	—	(11,966)
Noncontrolling interests – operating partnership	—	(10,633)

Net cash provided by financing activities	16,876	62,235

Net decrease in cash and cash equivalents	(33,614)	(1,084)
Cash and cash equivalents, beginning	53,512	11,510

Cash and cash equivalents, ending	$19,898	$10,426

Supplemental information:
Cash paid for interest, net of amounts capitalized	$11,347	$3,163

Deferred financing costs capitalized for real estate under development	$911	$1,233

Construction costs payable capitalized to real estate	$24,768	$40,849

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of June 30, 2009

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)
Stabilized (1)
VA3	Reston, VA	2003	256,000	144,901	13.0	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%
ACC2	Ashburn, VA	2001/2005	87,000	53,397	10.4	100%
ACC3	Ashburn, VA	2001/2006	147,000	79,600	13.0	100%
ACC4	Ashburn, VA	2007	307,000	172,025	36.4	100%

Subtotal - stabilized			1,027,000	539,923	82.4	100%

Completed not Stabilized

CH1 Phase I (6)	Elk Grove Village, IL	2008	285,000	121,223	18.2	17%

Total Operating Properties			1,312,000	661,146	100.6

(1)	Stabilized operating properties are either 85% or more leased or are in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(3)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Represents $108.4 million of annualized base rent on a straight-line basis for leases executed and/or amended as of July 1, 2009 over the non-cancellable terms of the respective leases and excludes approximately $7.0 million net amortization increase in revenue of above and below market leases. Annual base rent on a cash basis as of July 1, 2009 is $97.9 million assuming no additional leasing or changes to existing leases.
(6)	Percentage leased as of August 4, 2009 is 48%.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of June 30, 2009

The following table sets forth a summary schedule of lease expirations of our operating properties for each of the ten calendar years beginning with 2009. The information set forth in the table assumes that tenants exercise no renewal options and considers early tenant termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (2)	% of Net Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2009	1	27,268	4.8%	2,600	3.0%	1.2%
2010	1	66,661	11.9%	5,688	6.7%	3.8%
2011	1	14,320	2.5%	1,300	1.5%	1.0%
2012	1	15,000	2.7%	1,600	1.9%	2.4%
2013	4	50,043	8.9%	5,768	6.8%	5.5%
2014	4	32,809	5.8%	4,120	4.8%	5.3%
2015	2	68,397	12.2%	12,000	14.0%	12.8%
2016	2	54,800	9.7%	8,100	9.5%	11.2%
2017	5	70,800	12.6%	12,324	14.4%	16.3%
2018	4	75,300	13.4%	15,113	17.7%	19.7%
After 2018	7	86,891	15.5%	16,817	19.7%	20.8%

Total	32	562,289	100%	85,430	100%	100%

(1)	The operating properties have 19 tenants with 32 different lease expiration dates. Top two tenants represent 63% of annualized base rent.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	One megawatt is equal to 1,000 kW.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of June 30, 2009

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased
In Development

ACC5 Phase I	Ashburn, VA	150,000	85,600	18.2	$155,000 - $165,000	$143,560	57%

Projects Temporarily Suspended (6)

NJ1 Phase I	Piscataway, NJ	150,000	85,600	18.2	$200,000 - $215,000	130,499
SC1 Phase I	Santa Clara, CA	150,000	85,600	18.2	$240,000 - $280,000	85,092

		300,000	171,200	36.4	$440,000 - $495,000	215,591

Future Development Projects

CH1 Phase II	Elk Grove Village, IL	200,000	89,917	18.2	*
ACC5 Phase II (7)	Ashburn, VA	150,000	85,600	18.2	*
NJ1 Phase II	Piscataway, NJ	150,000	85,600	18.2	*
SC1 Phase II	Santa Clara, CA	150,000	85,600	18.2	*
SC2 Phase I/II	Santa Clara, CA	300,000	171,200	36.4	*
ACC6 Phase I/II	Ashburn, VA	240,000	155,000	31.2	*
ACC7	Ashburn, VA	100,000	50,000	10.4	*

		1,290,000	722,917	150.8		107,114

Total		1,740,000	979,717	205.4		$466,265

*	Development costs have not yet been estimated.
(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where our tenants’ computer servers are located), tenant common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our tenants.
(2)	Raised square footage is that portion of gross building area where our tenants locate their computer servers. We consider raised square footage to be the net rentable square footage in each of our facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by our tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Includes estimated capitalization for construction and development, including closing costs, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.
(5)	Amount capitalized as of June 30, 2009.
(6)	Construction temporarily suspended and includes all estimated commitments.
(7)	As of August 4, 2009, ACC5 Phase II is 38% pre-leased.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of June 30, 2009

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$706,684	100.0%	4.2%	1.8
Unsecured	—	—	—	—

Total	$706,684	100.0%	4.2%	1.8

Fixed Rate Debt:
Safari Term Loan (2)(3)	$200,000	28.3%	6.5%	2.1
ACC5 Loan	25,000	3.5%	12.0%	0.6
SC1 Loan	5,000	0.7%	12.0%	0.6

Fixed Rate Debt	230,000	32.5%	7.2%	1.9

Floating Rate Debt:
Line of Credit (2)	227,364	32.2%	1.6%	1.1
ACC4 Term Loan	249,500	35.3%	3.8%	2.3

Floating Rate Debt	476,864	67.5%	2.7%	1.7

Total	$706,864	100.0%	4.2%	1.8

Note: The Company capitalized interest of $2.4 million and $4.4 million during the three and six months ended June 30, 2009, respectively.

(1)	Rate as of June 30, 2009.
(2)	Collateral includes VA3, VA4, ACC2 and ACC3.
(3)	Rate is fixed by an interest rate swap.

Debt Maturity Schedule as of June 30, 2009

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (5)
2009	$—		$—		$—	—	—
2010	30,000	(1)	227,364	(3)	257,364	36.4%	2.8%
2011	200,000	(2)	249,500	(4)	449,500	63.6%	5.0%

Total	$230,000		$476,864		$706,864	100.0%	4.2%

(1)	Extendable up to four years upon satisfaction of certain customary conditions.
(2)	Matures on August 7, 2011 with no extension option.
(3)	Amount outstanding on the Company’s $275 million Line of Credit that matures on August 7, 2010, subject to a one-year extension option exercisable by the Company upon satisfaction of certain customary conditions. A borrowing base initial appraised value covenant currently limits the amount available to $244 million.
(4)	Matures on October 24, 2011 and includes a one-year extension option exercisable by the Company upon satisfaction of certain customary conditions. Excludes scheduled principal amortization payments of $1.0 million in the second half of 2009 and $2.0 million in 2010.
(5)	Rate as of June 30, 2009.

DUPONT FABROS TECHNOLOGY, INC.

Selected Financial Covenants

	6/30/09	3/31/09
Total Debt to Gross Asset Value (not to exceed 65%)	35%	35%

Fixed Charge Coverage ratio (not less than 1.45)	3.56	3.96

Borrowing Base Debt Service Coverage Ratio (not less than 1.35)	1.93	1.90

Secured Recourse Debt to Gross Asset Value (not to exceed 15%)	5%	5%

These selected covenants relate to DuPont Fabros Technology, LP and/or its related subsidiaries. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of June 30, 2009

(in thousands except per share data)

Mortgage notes payable			$479,500
Line of Credit			227,364

Total Debt			706,864	52.7%

Common Shares	62%	41,477
Operating Partnership (“OP”) Units	38%	25,846

Total Shares and OP Units	100%	67,323
Common Share Price at June 30, 2009		$9.42

Total Equity			634,183	47.3%

Total Market Capitalization			$1,341,047	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q2 2009	Q2 2008	YTD Q2 2009	YTD Q2 2008
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic	40,035,504	35,418,119	38,576,680	35,417,923
Shares issued from assumed conversion of
- Restricted Shares	244,386	21,717	122,193	7,450
- Stock options	337,979	—	168,990	—

Total Common Shares - diluted	40,617,869	35,439,836	38,867,863	35,425,373

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	40,035,504	35,418,119	38,576,680	35,417,923
OP Units – basic	26,603,547	31,162,271	28,048,395	31,162,271

Total Common Shares and OP Units	66,639,051	66,580,390	66,625,075	66,580,194

Share issued from assumed conversion of
- Restricted Shares	244,386	21,717	122,193	7,450
- Stock options	337,979	—	168,990	—

Total Common Shares and OP Units - diluted	67,221,416	66,602,107	66,916,258	66,587,644

Period Ending Amounts Outstanding:

Common Shares	41,476,690
OP Units	25,845,817

Total Common Shares and OP Units	67,322,507

DUPONT FABROS TECHNOLOGY, INC.

2009 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q3 2009 per share	Expected 2009 per share
Earnings per share and unit – diluted	$0.06 to $0.09	$0.22 to $0.27
Depreciation and amortization, net	0.21	0.83 to 0.85

FFO per share and unit – diluted (1)	$0.27 to $0.30	$1.05 to $1.12

2009 Debt Assumptions

Weighted average debt outstanding	$700 to $715 million
Weighted average interest rate	4.4% to 4.8%

Total interest costs	$31.0 to $34.5 million
Total amortization of deferred financing costs	$7.3 to $7.5 million
Interest expense capitalized	$(4.7) to $(5.2) million
Deferred financing costs amortization capitalized	$(1.1) to $(1.3) million

Total interest expense after capitalization	$32.5 to $35.5 million

Note: Debt guidance assumes no new debt issued from the date of this release.

2009 Other Guidance Assumptions

ACC5 placed in service date	September 1, 2009
Other revenues	$11 to $13 million
Straight-line revenue	$20 to $25 million
Below market lease amortization, net of above market lease amortization	$7 million
General and administrative expense	$12 to $14 million
Estimated required REIT dividend distribution payout	$0.20 to $0.26 per share
Weighted average common shares and OP units - diluted	67.6 million

(1)

Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.